As filed with the Securities and Exchange Commission on April 26, 2024

Registration No. 333-197674

Registration No. 333-217546

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-197674

REGISTRATION STATEMENT NO. 333-217546

UNDER

THE SECURITIES ACT OF 1933

___________________________________

BANK OF HAWAII CORPORATION

(Exact name of registrant as specified in its charter)

___________________________________

DELAWARE	99-0148992
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

130 Merchant Street

Honolulu, Hawaii 96813

(888) 643-3888

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

___________________________________

2024 Stock and Incentive Plan

(Full title of the plan)

___________________________________

Patrick M. McGuirk, Esq.

Vice Chair, Chief Administrative Officer, Chief General Counsel, and Corporate Secretary

Bank of Hawaii Corporation

130 Merchant Street

Honolulu, Hawaii 96813

(808) 694-7124

(Name, address, including zip code, and telephone number, including area code, of agent for service)

___________________________________

With a copy to:

Russell Lum, Esq.

Senior Vice President, Director, Legal, & Corporate Governance

Bank of Hawaii Corporation

130 Merchant Street

Honolulu, Hawaii 96813

(808) 694-8879

___________________________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These post-effective amendments (these “Post-Effective Amendments”) to the Registration Statements on Form S-8 filed by Bank of Hawaii Corporation (the “Company”) on July 28, 2014 (File No. 333-197674) and on April 28, 2017 (File No. 333-217546) (collectively, the “Prior Registration Statements”) are being filed for the purpose of deregistering all shares of the Company’s Common Stock registered but unsold or otherwise unissued under each such Registration Statements that were originally registered for issuance under the Company’s 2014 Stock and Incentive Plan (the “Prior Plan”).

On April 26, 2024, the stockholders of the Company approved the 2024 Stock and Incentive Plan (the “New Plan”) which replaced the Prior Plan. No future awards will be made under the Prior Plan. Accordingly, the Company hereby deregisters 1,078,698 shares of the Company’s Common Stock (the “Carried-Over Shares”), which represents the shares that remained unissued and available under the Prior Plan and the Registration Statements immediately prior to April 26, 2024, the effective date of the New Plan. Contemporaneously with the filing of these Post-Effective Amendments, the Company is filing a registration statement on Form S-8 to register the Carried-Over Shares for issuance pursuant to the New Plan.

The Company has terminated all offerings of securities under the Registration Statements and is no longer issuing securities pursuant to the Prior Plan. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration by means of a post-effective amendment any securities registered under the Registration Statements that remain unsold at the termination of the offering, the Company hereby removes from registration by means of these Post-Effective Amendments any securities registered under the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Honolulu, State of Hawaii, on April 26, 2024.

BANK OF HAWAII CORPORATION
Date: April 26, 2024	/s/ Patrick M. McGuirk
Patrick M. McGuirk Vice Chair and Chief Administrative Officer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign these Post Effective Amendments No. 1 to the Registration Statements on Form S-8.